UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 14, 2015

Commission File Number:  000-51071

Spy, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0580186
(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California 92011
(Address of principal executive offices)

760-804-8420
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2015, Spy, Inc. (the "Company") entered into a Separation and Consulting Agreement (the "Agreement") with Mr. Michael Marckx, pursuant to which Mr. Marckx will step down as a director and Chief Executive Officer of the Company as of August 14, 2015 (the "Separation Date"). To assist in a smooth transition, the Agreement provides for Mr. Marckx to continue his employment until December 15, 2015, serving as an advisor to Seth Hamot, the Chairman of the Board of Directors, who will serve as the Company's interim Chief Executive Officer effective on the Separation Date.

Beginning January 1, 2016 through December 31, 2016, Mr. Marckx will serve as a consultant to the Company at the rate of $7,500 per month. The Agreement also provides for standard mutual release of all claims and confirmation of his obligations under his existing confidentiality, non-solicitation and intellectual property agreement.

The terms of the Agreement are more fully described in the Separation and Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

No new compensatory arrangements were entered into with Mr. Hamot in connection with his appointment as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spy, Inc.

Date:   August 14, 2015
By:	/s/ Jim McGinty

Name: Jim McGinty
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Separation and Consulting Agreement with Michael Marckx, dated August 14, 2015